UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2012

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2012, the Boards of Directors of the Company and Hampden Bank (“the Bank”) voted to enter into an employment agreement between the Company, the Bank and Glenn S. Welch, the Company’s President and Chief Operating Officer.  The initial term of the agreement is for thirty-six months and upon expiration of that term, the agreement will be automatically renewed for successive twelve month periods unless the Boards of Directors or Mr. Welch elect not to extend the term.  Mr. Welch is entitled to a base salary of $205,000 and shall be eligible to participate in discretionary bonus programs, incentive compensation programs and other employee benefits plans.  Mr. Welch is also entitled to the same severance and change of control payments as described in the Company’s proxy statement, as filed with the Securities and Exchange Commission on October 4, 2012, except that Mr. Welch is now entitled to receive thirty-six months, rather than twenty-four months, of severance payments and benefits if he is terminated within two years following a change of control.

The Company intends to file a copy of the employment agreement in connection with its Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	October 10, 2012	By:	/s/ Thomas R. Burton
Thomas R. Burton
Chief Executive Officer

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